EXHIBIT 12



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)



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Twelve Months to September 30                                            1999
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Earnings:
  Income from continuing operations.........................         $167,020
  Add income taxes..........................................           78,472
                                                                     ________
    Income from continuing operations before income taxes...          245,492
  Distributed income from unconsolidated investees,
    less equity in earnings thereof.........................           (7,617)
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    Subtotal................................................          237,875
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  Add fixed charges:
    Interest on long-term debt, including amortization
      of debt discount and expense less premium.............          102,865
    Other interest expense..................................           26,971
    Portion of rentals deemed to be representative
      of the interest factor...............................             9,692
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TOTAL FIXED CHARGES.........................................          139,528
                                                                     ________
TOTAL EARNINGS..............................................         $377,403
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RATIO OF EARNINGS TO FIXED CHARGES..........................             2.70
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